FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2007

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective September 4, 2007, the Compensation Committee of the Board of Directors of Evolving Systems recommended, and the Board of Directors approved, the appointment of Stuart Cochran as Chief Technology Officer.  Mr. Cochran resides in the United Kingdom and previously served as Vice President of the Activation and Mediation market units of the company.

Mr. Cochran’s base compensation and incentive compensation was not changed.  He was awarded options to purchase 25,000 shares of common stock of the Company with a strike price equal to the closing price for the Company’s stock on September 4, 2007; he will receive a monthly car allowance of 700 pounds sterling (approximately $1,400 per month).  All other provisions of his employment contract remain the same.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1            Press release issued by Evolving Systems on September 4, 2007 is furnished as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: September 6, 2007	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1

Press Release issued by Evolving Systems, Inc. (“Evolving Systems”) announcing appointment of Stuart Cochran as Chief Technology Officer. The full text of Evolving Systems’ press release is furnished herewith as Exhibit 99.1.